SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2005

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 20, 2005, the Boards of Directors of the Bryn Mawr Bank Corporation (the “Corporation”) and its wholly owned subsidiary, The Bryn Mawr Trust Company (the “Bank”), elected David E. Lees as a class III director of the Corporation and the Bank, effective July 1, 2005. Although the term of a class III director expires at the Corporation’s annual meeting in 2009, pursuant to the Corporation’s By-Laws, Mr. Lees must stand for re-election at the Corporation’s annual meeting in 2006.

Mr. Lees is a partner at Ernst & Young, LLP and is the National Director, Wealth Advisory Services, for Ernst & Young, LLP. Mr. Lees was recommended by the Corporation’s Nominating Committee for election as director. There is no arrangement or understanding pursuant to which Mr. Lees was elected as a director, and there are no related party transactions between Mr. Lees and the Corporation.

Mr. Lees will serve on the Corporation’s Risk Management Committee and the Bank’s Risk Management and Trust Committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President and Chief Executive Officer

Date: May 26, 2005